FOR IMMEDIATE RELEASE

CONTACTS:

Rick Filippelli, Chief Financial Officer	Donald C. Weinberger
TeamStaff, Inc.	Wolfe Axelrod Weinberger Associates, LLC
300 Atrium Drive	212-370-4500
Somerset, NJ 08873	don@wolfeaxelrod.com
732-748-1700

TeamStaff Reports Fourth Fiscal Quarter 2005 Positive EBITDA and Operating Breakeven

Somerset, NJ – December 5, 2005 - TeamStaff, Inc. (NASDAQ: TSTF) a national provider of healthcare staffing and specialty payroll services, today announced its financial results for the quarter ended September 30, 2005.

TeamStaff's revenues from continuing operations for the three months ended September 30, 2005 were $21.2 million, which was comprised of $20.0 million from staffing services and $1.2 million from payroll services. In the comparable quarter last year, TeamStaff's revenues from continuing operations were $9.1 million comprised of $8.0 million from staffing services and $1.1 million from payroll services. Revenues for the fourth quarter of fiscal 2005 included $4.0 million resulting from the acquisition of Nursing Innovations, which occurred on November 14, 2004 and $10.0 million resulting from the acquisition of RS Staffing Services, Inc. effective June 4, 2005. All Nursing Innovations and TeamStaff Rx revenues, and approximately 75 percent of RS Staffing revenues, are derived from medical staffing.

Commenting on the Company's performance, TeamStaff's President and CEO, T. Kent Smith, stated, "We are greatly pleased that TeamStaff not only met its previously announced target for positive operating EBITDA, but that it showed a modest profit from continuing operations for the quarter as well. This compares with a loss from continuing operations in the prior quarter of $0.7 million. The key drivers were completion of our acquisition of RS Staffing in June, coupled with an increase in travel nurse bookings. The acquisition of RS Staffing was critical in the expansion of our presence in the government agency sector. RS Staffing also provided, and will continue to provide, cross-selling opportunities for our allied and nurse divisions. We were also encouraged by the continued increase in travel nurse orders. Our Nursing Innovations division continued to see an increase in demand for travel nurses and an increase in travel nurse applicants during the quarter. This translated into a sequential quarter revenue growth of 11% in this division."

Mr. Smith added, "With respect to our allied segment, TeamStaff Rx posted a 5% sequential quarter revenue increase. However, the recovery in our allied segment continued to lag behind the rebound in our nursing division as hospitals sought to contain costs by limiting temporary staff in higher health care professional payroll areas. We believe that since the business fundamentals of allied are similar to those of the nursing segment, the allied sector will eventually experience a sustained rebound. Key drivers in both segments include an aging population, an improving employment environment and growth in hospital admissions."

Commenting on TeamStaff's RS Staffing Services Inc.'s government sector business, Mr. Smith continued, "As of September 30, RS was fully integrated into the TeamStaff family of brands. RS Staffing has exceeded our expectations in terms of its profit generation capability, despite having several accounts impacted by hurricane Katrina. We are also impressed by the volume of bid opportunities that we are generating with the combined power of our nursing and allied businesses."

TeamStaff's gross profit was $4.2 million, or 19.7% of revenues, in the fourth quarter of fiscal 2005 as compared to $2.3 million, or 25.0% of revenues, in the fourth quarter of fiscal 2004. The decrease in gross profit percentage related predominantly to the inclusion of RS Staffing and related costs paid to staffing teaming partners (subcontractors) that are included as a cost of sale. Teaming is a business practice expected by government entities who expect their sometimes "exclusive" suppliers to provide more of a "master vendor" service.

Operating expenses were $3.9 million in the fourth quarter of fiscal 2005 and included $0.5 million related to the acquisition of Nursing Innovations and $0.7 million related to the acquisition of RS Staffing, both of which acquisitions increased our number of non-worksite employees. Operating expenses in the fourth quarter of fiscal 2004 were $2.5 million and included $0.2 million of excess accrual reductions.

Interest expense was $0.15 million and $0.01 million for the three months ended September 30, 2005 and 2004, respectively. The increase in interest expense related to interest on TeamStaff's revolving credit facility, as well as interest expense on the notes issued by TeamStaff in connection with the purchase of RS Staffing.

Income from continuing operations approximated breakeven, or ($0.00) compared to a loss of $0.1 million, or ($0.01) per share, in the same quarter of last year. Net loss, including discontinued operations, was $0.039 million, or ($0.00) per share, compared to a net loss of $0.4 million, or ($0.03) per share, in the fourth quarter of fiscal 2004. The net loss was affected by a $0.042 million, or ($0.00) per share loss from discontinued operations in the fourth quarter of fiscal 2005 as compared to a loss of $0.2 million or ($0.02) per share in fiscal 2004.

Fiscal 2005 Results

TeamStaff's revenues from continuing operations for the year ended September 30, 2005 were $55.8 million compared to $37.3 million last year. Fiscal 2005 revenues included $12.8 million related to the acquisition of Nursing Innovations and $13.0 million related to RS Staffing. Operating expenses for the year ended September 30, 2005 were $14.3 million and included $1.8 million related to Nursing Innovations, $1.0 related to RS Staffing, $0.5 million related to a claim specific workers compensation receivable write-down and $0.2 related to non-recurring write-offs consisting of certain loan forgiveness related to TeamStaff's acquisition of Brightlane in 2001. This compares to operating expenses of $11.4 million for the year ended September 30, 2004. After adjusting for the acquisitions of Nursing Innovations and RS Staffing as well as the above stated write-downs, operating expenses decreased 4%.

Interest expense was $0.22 million and $0.08 million for the years ended September 30, 2005 and 2004, respectively. The increase in interest expense included interest on the revolving credit facility obtained in June 2005 as well as interest expense on the notes issued by TeamStaff in connection with the purchase of RS Staffing.

Loss from continuing operations was $1.7 million or ($0.09) per share compared to a loss of $1.8 million or ($0.11) per share last year. Net loss, including discontinued operations, was $2.5 million or ($0.14) per share compared to $4.1 million or ($0.26) per share in fiscal 2004. The net loss included $0.8 million or ($0.05) per share from discontinued operations for the year ended September 30, 2005 compared to $2.3 million or ($0.15) per share from discontinued operations last year.

Cash and cash equivalents were $1.3 million at September 30, 2005. Availability at September 30, 2005 under the Company's revolving credit facility was approximately $1.8 million. Management believes its cash on hand, liquidity provided by its revolving credit facility and funds generated by operations will be sufficient to support cash needs for at least the next twelve months.

Commenting on TeamStaff's overall 2005 performance, Mr. Smith stated, "Fiscal 2005 was a year of continuing transition, acquisition, integration and revenue growth for TeamStaff. We finished assembling our base medical staffing sales model, continued development of our vendor management offering, added significantly to the senior management team and completed our integration of both Nursing Innovations and RS Staffing Services, Inc. We made additional advances operationally by identifying and implementing approximately $1 million in annualized cost reductions. These accomplishments throughout fiscal 2005 provided a solid foundation in helping us achieve our FY 2005 fourth quarter financial targets. We believe we are well positioned for the predicted industry turn-around, and are ready to explore additional strategic acquisitions. We will continue to seek every opportunity to grow our revenues and income throughout fiscal year 2006."

First Quarter Fiscal 2006

The Company estimates that the impact of hurricane Katrina on its first fiscal quarter gross profit will be a reduction of approximately $0.2 million. The Company believes that the negative impact of hurricane Katrina on its fiscal 2006 revenues will be limited to the above-referenced gross profit reduction. This impact, coupled with the normal seasonal downturn where travelers prefer not to work from the Thanksgiving through New Year's holidays, will affect both revenue and gross profit in our allied and nursing travel divisions. This should produce first quarter revenues of $19.8 million to $20.3 million and a loss from continuing operations of $0.1 million or $(0.01) cents per share.

About TeamStaff, Inc.

Headquartered in Somerset, New Jersey, TeamStaff serves clients and their employees throughout the United States as a full-service provider of medical staffing and payroll solutions. TeamStaff is a leading provider of nursing and allied healthcare professionals and operates through three medical staffing units. TeamStaff's RS Staffing subsidiary specializes in providing medical and office administration/technical professionals through nationwide schedule contracts with both the General Services Administration and Veterans Affairs. The TeamStaff Rx subsidiary operates throughout the US and specializes in the supply of allied medical employees and nurses, especially "travel" staff (typically 13 week assignments). TeamStaff's Nursing Innovations unit provides travel nursing, per diem nursing, temporary-to-permanent nursing and permanent nursing placement services. Through its DSi payroll services division, TeamStaff provides customized payroll management and tax services, primarily to the construction industry. DSi's service offerings include payroll check processing via web, phone or fax, federal and state quarterly and year-end tax compliance reports, W-2 processing and financial management reports, including certified payroll reports and custom software interfaces. DSi processes payrolls for approximately 700 clients that have more than 30,000 employees. For more information, visit the TeamStaff web site at www.teamstaff.com.

This press release contains "forward-looking statements" as defined by the Federal Securities Laws. TeamStaff's actual results could differ materially from those described in such forward-looking statements as a result of certain risk factors and uncertainties, including but not limited to: (i) regulatory and tax developments; (ii) changes in direct costs and operating expenses; (iii) ability to effectively implement business strategies and operating efficiency initiatives, including, but not limited to, business, acquisition and growth strategies; (iv) ability to complete potential acquisitions and integrate them effectively; (v) the effectiveness of sales and marketing efforts, including TeamStaff's marketing arrangements with other companies; (vi) ability to retain qualified management personnel; (vii) changes in the competitive environment in the temporary staffing and payroll processing industry, including competition for qualified temporary medical staffing personnel; (viii) the favorable or unfavorable development of workers' compensation claims covered under TeamStaff's workers' compensation programs; and (ix) other one-time events and other important factors disclosed previously and from time to time in TeamStaff's filings with the U.S. Securities and Exchange Commission. These factors are described in further detail in TeamStaff's filings with the U.S. Securities and Exchange Commission. The information in this release should be considered accurate only as of the date of the release. TeamStaff expressly disclaims any current intention to update any forecasts, estimates or other forward-looking statements contained in this press release.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding TeamStaff, Inc.'s business which are not historical facts are "forward-looking statements" that involve risks and uncertainties. For a discussion of such risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" in the Company's Annual Report or Form 10-K for the most recently ended fiscal year.

(financial tables follow)

TEAMSTAFF, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(AMOUNTS IN THOUSANDS)

	September 30,	September 30,
ASSETS	2005	2004
CURRENT ASSETS:
Cash and cash equivalents	$1,304	$3,060
Restricted cash	—	1,800
Accounts receivable, net of allowance for doubtful accounts of $41 and $39 as of September 30, 2005 and September 30, 2004, respectively	9,470	3,013
Deferred tax asset	634	90
Prepaid workers' compensation	1,461	1,000
Other current assets	1,155	1,267
Total current assets	14,024	10,230

EQUIPMENT AND IMPROVEMENTS:
Furniture & equipment	3,360	2,795
Computer equipment	516	367
Computer software	1,250	1,134
Leasehold improvements	177	210

	5,303	4,506
Less accumulated depreciation and amortization	(4,037)	(3,589)
Equipment and improvements, net	1,266	917

DEFERRED TAX ASSET, net of current portion	17,848	16,723

TRADENAME	4,199	4,199

GOODWILL	10,281	1,710

OTHER ASSETS:
Prepaid workers' compensation, net of current portion	2,200	3,341
Other assets	236	309
Total other assets	2,436	3,650

TOTAL ASSETS	$50,054	$37,429

Certain reclassifications have been made to prior years amounts to conform to the current year presentation

TEAMSTAFF, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(AMOUNTS IN THOUSANDS)

	September 30, 2005	September 30, 2004
LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
Bank line of credit	$4,006	$—
Current portion of capital lease obligations	120	112
Notes payable	1,543	—
Accrued workers' compensation	2,050	1,626
Accrued payroll	1,512	782
Accrued pension liability	294	588
Accounts payable	1,537	731
Accrued expenses and other current liabilities	1,960	770
Total current liabilities	13,022	4,609

CAPITAL LEASE OBLIGATIONS, net of current portion	220	24

NOTES PAYABLE, net of current portion	1,500	—

ACCRUED PENSION LIABILITY, net of current portion	578	840

LIABILITIES FROM DISCONTINUED OPERATIONS	422	963

Total liabilities	15,742	6,436

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY:
Preferred stock, $.10 par value; authorized 5,000 shares; 0 issued and outstanding	—	—
Common Stock, $.001 par value; authorized 40,000 shares; issued 19,285 and 15,721 respectively; outstanding 19,278 and 15,714 respectively	19	16
Additional paid-in capital	68,615	62,963
Retained (deficit) earnings	(34,140)	(31,651)
Accumulated comprehensive losses	(158)	(311)
Treasury stock, 7 shares at cost at September 30, 2005 and
September 30, 2004, respectively	(24)	(24)
Total shareholders' equity	34,312	30,993

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$50,054	$37,429

Certain reclassifications have been made to prior years amounts to conform to the current year presentation

TEAMSTAFF, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	For the Three Months Ended
	September 30, 2005	September 30, 2004

REVENUES	$21,188	$9,110

DIRECT EXPENSES	17,014	6,829

Gross profit	4,174	2,281

OPERATING EXPENSES	3,942	2,457

DEPRECIATION AND AMORTIZATION	126	109

Income (loss) from operations	106	(285)

OTHER INCOME (EXPENSE)
Interest income	4	4
Interest expense	(145)	(10)
Other income	40	60
	(101)	54

Income (loss) before tax	5	(231)

INCOME TAX (EXPENSE) BENEFIT	(2)	86
Income (loss) from continuing operations	3	(145)

LOSS FROM DISCONTINUED OPERATIONS
Loss from operations, net of tax benefit of $26 and $150 for the quarters ended September 30, 2005 and 2004, respectively	(42)	(241)

Loss from disposal, net of tax benefit of $0 and $4 for the quarters ended September 30, 2005 and 2004, respectively	—	(6)
	(42)	(247)
Net loss	(39)	(392)

LOSS PER SHARE - BASIC & DILUTED
Loss from continuing operations	$0.00	$(0.01)
Loss from discontinued operations	$0.00	$(0.02)
Net loss	$0.00	$(0.03)

WEIGHTED AVERAGE BASIC SHARES OUTSTANDING	19,278	15,714

WEIGHTED AVERAGE DILUTED SHARES OUTSTANDING	19,303	15,714

TEAMSTAFF, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	For the Twelve Months Ended
	September 30, 2005	September 30, 2004

REVENUES	$55,804	$37,288

DIRECT EXPENSES	43,652	28,545

Gross profit	12,152	8,743

OPERATING EXPENSES	14,330	11,371

DEPRECIATION AND AMORTIZATION	561	409

Loss from operations	(2,739)	(3,037)

OTHER INCOME (EXPENSE)
Interest income	48	38
Interest expense	(222)	(81)
Other income	180	232
	6	189

Loss before tax	(2,733)	(2,848)

INCOME TAX BENEFIT	1,039	1,083
Loss from continuing operations	(1,694)	(1,765)

LOSS FROM DISCONTINUED OPERATIONS
Loss from operations, net of tax benefit of $494 and $856 for the year ended September 30, 2005 and 2004, respectively	(796)	(1,387)

Income (loss) from disposal, net of tax benefit of $0 and $575 for the year ended September 30, 2005 and 2004, respectively	1	(927)
	(795)	(2,314)

Net loss	(2,489)	(4,079)

LOSS PER SHARE - BASIC & DILUTED
Loss from continuing operations	$(0.09)	$(0.11)
Loss from discontinued operations	(0.05)	(0.15)
Net loss	$(0.14)	$(0.26)

WEIGHTED AVERAGE BASIC SHARES OUTSTANDING	18,206	15,714

WEIGHTED AVERAGE DILUTED SHARES OUTSTANDING	18,206	15,714

TEAMSTAFF, INC. AND SUBSIDIARIES
Reconciliation of income from operations to EBITDA
For the quarter ended September 30, 2005
(Amounts in thousands)

Income from operations	$106

Depreciation and Amortization	126

Late fee income	30

EBITDA	$262